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                                                                    Exhibit 10-K

                         SUBORDINATED PROMISSORY NOTE
                         ----------------------------


U.S. $6,000,000.00                                                March 31, 1997


     FOR VALUE RECEIVED, on or before March 31, 1999 (the "Maturity Date"), PRIORITY HEALTHCARE CORPORATION, an Indiana corporation (hereinafter called "Maker"), unconditionally promises to pay to the order of BINDLEY WESTERN INDUSTRIES, INC., an Indiana corporation ("Lender"), at 10333 North Meridian Street, Indianapolis, Indiana, or at such other place as the holder hereof may direct in writing, the principal sum of Six Million Dollars ($6,000,000), with interest on the balance of principal outstanding from time to time from the date hereof at seven and one-fourth percent (7 1/4%) per annum until the entire principal balance is paid in full.

     All amounts payable under this Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.

     Interest accruing during each calendar quarter shall be due and payable quarterly, on or before the fifth (5th) day of the next succeeding calendar quarter, commencing on the fifth (5th) day of the calendar quarter immediately following the date of this Note, and continuing thereafter until the entire unpaid principal balance of this Note is paid in full. All payments, as received, shall be applied first to the payment of interest accrued to the date of receipt of payment and the balance, if any, shall be applied to principal.

     The principal of this Note, and accrued, unpaid interest thereon, shall be due and payable in full on the Maturity Date. The principal of this Note may be prepaid in whole or in part without premium or penalty.

     All payments of principal and interest shall be made in lawful money of the United States of America and in immediately available funds. Interest shall be calculated on the basis that an entire years interest is earned in 360 days. If any payment falls due on a day on which the holder is not generally open for the conduct of its business, the due date thereof shall be extended to the next succeeding day on which the holder is so open for business and interest will be payable at the rate stated herein in respect of such extension.

     Maker and endorser(s), jointly and severally, waive demand and presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Note and each of them consents to all extensions of the time of payment thereof.

     Upon (1) default in the payment of any installment of interest due under this Note, which default shall remain uncured for a period of ten (10) days from the date such installment is


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due, or (2) default by Maker under the terms of any other instrument or agreement evidencing indebtedness of Maker for borrowed money, and at any time thereafter during the continuance of such default, the holder of this Note shall be entitled by written notice to Maker to declare the entire unpaid balance of principal and interest on the Note to be immediately due and payable, whereupon the same shall become and be immediately due and payable.

     Payment of the principal of and interest on the indebtedness evidenced by this Note is subordinated to the rights of the holders of all "Senior Indebtedness" of the Maker; provided however, that so long as there exists no event of default under any then outstanding Senior Indebtedness, all payments due under this Note may be made upon their due date. For purposes of this Note, the term "Senior Indebtedness" means all debt of the Maker outstanding from time to time (a) for borrowed money or (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities, unless such debt by its express terms is not superior in right of payment to this Note.


     Signed and delivered as of the 31st day of March, 1997.


                                    PRIORITY HEALTHCARE CORPORATION



                                    By: /s/ Robert L. Myers
                                        ---------------------------
                                        Robert L. Myers
                                        President


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